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[LETTERHEAD]






                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of AIM Investment Funds, Inc. (formerly, G.T. Investment Funds, Inc.):


     We hereby consent to the inclusion of our report dated December 15, 1997 on our audit of the financial statements and financial highlights of AIM Global High Income Fund, AIM Global Government Income Fund and AIM Strategic Income Fund (formerly, GT Global High Income Fund, GT Global Government Income Fund, and GT Global Strategic Income Fund, respectively) as of October 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of AIM Investment Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                             /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 1, 1998